Exhibit 2.13

FIRST AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

This First Amendment (this “Amendment”) to the Agreement and Plan of Merger, dated as of May 28, 2019 (the “Merger Agreement”), by and among BSV Lamont Investors LLC, a Delaware limited liability company (the “Company”), Broad Street Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), MedAmerica Properties Inc., a Delaware corporation (“MAMP”), and BSV Lamont Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), is made and entered into effective as of November 27, 2019, by and among the Company, the Operating Partnership, MAMP and Merger Sub (collectively, the “Parties”).

RECITALS:

WHEREAS, the Parties entered into the Merger Agreement on May 28, 2019;

WHEREAS, the Parties desire to amend the Merger Agreement as set forth herein; and

WHEREAS, capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, and intending to be legally bound, the Parties agree as follows:

1.	Amendment to Exhibit A. The following defined term set forth in Section (ii) of Exhibit A to the Merger Agreement is hereby deleted in its entirety and replaced in its entirety with the following:

“Outside Date” means December 31, 2019.

2.	Amendment to Section 5.1(f). Section 5.1(f) of the Merger Agreement is hereby deleted in its entirety and replaced in its entirety with the following:

“(f)     Other Merger Transactions. The Other Merger Transactions (except for the transactions contemplated by the agreements set forth on Exhibit E (the “Delayed Transactions”)) shall close prior to, or concurrently with, the Closing in accordance with their respective terms and, without limiting the foregoing, the Other Merger Transactions (except for the Delayed Transactions) shall have become effective under applicable Law at, prior to or concurrently with the Closing.”

3.	Amendment to Section 5.2(f). Section 5.2(f) of the Merger Agreement is hereby deleted in its entirety and replaced in its entirety with the following:

“(f)     Other Merger Transactions. The Other Merger Transactions (except for the Delayed Transactions) shall close prior to, or concurrently with, the Closing in accordance with their respective terms and, without limiting the foregoing, the Other Merger Transactions (except for the Delayed Transactions) shall have become effective under applicable Law at, prior to or concurrently with the Closing.”

4.	Amendment to Schedule 5.2(k). Schedule 5.2(k) to the Merger Agreement is hereby deleted in its entirety and replaced in its entirety with the items set forth on Schedule 3 attached hereto.

5.	Amendment to Exhibit A. The definition of “Financing” on Exhibit A to the Merger Agreement is hereby deleted in its entirety and replaced in its entirety with the following:

“(v)     “Financing” means any equity, equity-linked or debt financing borrowed or received by the Broad Street Entities (but not including any new debt financing secured in whole or in part by mortgages or other security interests on any of the properties owned by the Broad Street Entities), the proceeds of which are not less than $16,000,000.”

6.	Amendment to Exhibit E. Exhibit E to the Merger Agreement is hereby deleted in its entirety and replaced in its entirety with the items set forth on Schedule 1 attached hereto.

7.	Amendment to Schedule 5.2(j). Schedule 5.2(j) to the Merger Agreement is hereby deleted in its entirety and replaced in its entirety with the items set forth on Schedule 2 attached hereto.

8.	Miscellaneous.

a.	All references to the “Agreement” set forth in the Merger Agreement shall be deemed to be references to the Merger Agreement, as amended by this Amendment.

b.

Except as amended by this Amendment, all the terms and provisions of the Merger Agreement shall remain unchanged and shall continue in full force and effect in accordance with the terms of the Merger Agreement.

c.

This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including by means of electronic delivery), it being understood that the Parties need not sign the same counterpart. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

[SIGNATURE PAGES FOLLOW]

In witness whereof, the undersigned Parties have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

BSV LAMONT INVESTORS LLC By: BROAD STREET VENTURES, LLC, its manager

By:	/s/ Michael Z. Jacoby
Name:Michael Z. Jacoby Title:Chief Executive Officer

MEDAMERICA PROPERTIES INC.

By:	/s/ Gary O. Marino
Name:Gary O. Marino Title:Chairman

BROAD STREET OPERATING PARTNERSHIP, LP By: BROAD STREET OP GP, LLC, its general partner By: MEDAMERICA PROPERTIES INC., its sole member

By:	/s/ Gary O. Marino
Name:Gary O. Marino Title:Chairman

BSV LAMONT MERGER SUB LLC By: BROAD STREET OPERATING PARTNERSHIP, LP, its sole member By: BROAD STREET OP GP, LLC, its general partner By: MEDAMERICA PROPERTIES INC., its sole member

By:	/s/ Gary O. Marino
Name:Gary O. Marino Title:Chairman

SCHEDULE 1

EXHIBIT E

TO

AGREEMENT AND PLAN OF MERGER

DELAYED TRANSACTIONS

1.	Agreement and Plan of Merger, dated as of May 28, 2019, as amended, by and among BSV Avondale LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Avondale Merger Sub LLC.

2.

Agreement and Plan of Merger, dated as of May 28, 2019, as amended, by and among BSV Cromwell Parent LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Cromwell Merger Sub LLC.

3.

Agreement and Plan of Merger, dated as of May 28, 2019, as amended, by and among BSV Cypress Point Investors LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Cypress Point Merger Sub LLC.

4.

Agreement and Plan of Merger, dated as of May 28, 2019, as amended, by and among BSV Greenwood Investors LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Greenwood Merger Sub LLC.

5.

Agreement and Plan of Merger, dated as of May 28, 2019, as amended, by and among BSV Highlandtown Investors LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Highlandtown Merger Sub LLC.

6.

Agreement and Plan of Merger, dated as of May 28, 2019, as amended, by and among BSV LSP East Investors LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV LSP East Merger Sub LLC.

7.

Agreement and Plan of Merger, dated as of May 28, 2019, as amended, by and among BSV Patrick Street Member LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Patrick Street Merger Sub LLC.

8.

Agreement and Plan of Merger, dated as of May 28, 2019, as amended, by and among BSV Premier Brookhill LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Brookhill Merger Sub LLC.

9.

Agreement and Plan of Merger, dated as of May 28, 2019, as amended, by and among BSV Spotswood Investors LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Spotswood Merger Sub LLC.